EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 13, 2006 relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of Noble Corporation, which appears in Noble Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005.
PricewaterhouseCoopers LLP
Houston, Texas
April 27, 2006